CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Chou, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendement No.1 to Annual Report on Form 10-KSB of C&D Production Inc. for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amendment No.1 to Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of C&D Production Inc.

I, Chien-Te Chou, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendement No.1 to Annual Report on Form 10-KSB of C&D Production Inc. for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amendment No.1 to Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of C&D Production Inc.

By:	/s/ Michael Chou

Michael Chou Chief Executive Officer, Secretary and Chairman of the Board

By:	/s/ Chien-Te Chou

Chien-Te Chou Administrative and Financial Manager, Chief Financial Officer
Dated: January 27, 2006